UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2025

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On March 24, 2025, Karl F. Kurz, the Company’s Board Chair, was notified by Kimberly J. Harris of her decision to resign as a member of the Board of Directors (the “Board”) of American Water Works Company, Inc. (the “Company”), effective immediately. Ms. Harris’s resignation was for personal reasons to focus on her health and recovery from a recent medical issue and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Harris had been a member of the Board since 2019 and served as Chair of its Nominating/Corporate Governance Committee (the “Nominating Committee”) since 2021. At the effective date of her resignation, Ms. Harris also had served as a member of the Board’s Executive Development and Compensation Committee and its Safety, Environmental, Technology and Operations Committee. The Board intends to fill the vacancy in the Nominating Committee Chair role in due course. The Company wishes Ms. Harris a complete and speedy recovery and sincerely thanks her for her many years of faithful service to the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	March 25, 2025	By:	/s/ STACY A. MITCHELL
Stacy A. Mitchell
Executive Vice President and General Counsel
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